EXHIBIT (10) (XV) (5)


                   FOURTH AMENDMENT TO CREDIT AGREEMENT


THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 2 It, 1995 (this "Agreement") is between MILWAUKEE ELECTRIC TOOL CORPORATION, a Delaware corporation ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation with an office at 500 West Monroe Street, Chicago, Illinois 06601 ("Agent") individually and as Agent for the other lenders (as defined in the hereinafter defined Credit Agreement).

                           WITNESSETH:

WHEREAS, Borrower and Lender are parties to that certain Credit Agreement dated as of the 31st day of December, 1991 (as heretofore amended, the "Credit Agreement"; capitalized terms not otherwise defined herein having the definitions provided therefor in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement; and

WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans, advances or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower, Agent and Lenders, the parties hereto agree as follows:

1. Amendments to the Credit Agreement.

a. Section 6. 1 of the Credit Agreement setting forth Borrower' s Capital Expenditure covenant is hereby amended by deleting the amount "$8,500,000" and substituting the amount "$25,000,000" therefor.

b. Section 7.8 of the Credit Agreement setting forth the Borrower' s lease restriction covenant is hereby amended to increase the aggregate allowed lease liability from $3,500,000 to $4,500,000.

2. Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants to Agent and Lenders that the execution, delivery and performance by Borrower of this Agreement are within its powers as a Delaware Corporation, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, or the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

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3. Conditions. The effectiveness of the amendments stated in this Agreement is subject to the following conditions precedent or concurrent:

(a) No Default. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;

(b) Warranties and Representations. The warranties and representations of Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the Loan Documents, shall be true and correct as of the effective date hereof, with the same effect as though made on such date; and

4. Miscellaneous.

(a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(c)Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon Borrower, Agent and Lenders and their respective successors and assigns, and shall inure to the sole benefit of Borrower, Agent and Lenders and the successors and assigns of Borrower, Agent and Lenders.

(e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

(f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a notation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the

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indebtedness created under the Credit Agreement which is evidenced by the
Revolving Loan and the Term Loan and secured by the Collateral. The Credit Agreement as amended hereby and each of the Loan Documents remain in full force and effect

(g) Costs Expenses and Taxes. Borrower affirms and acknowledges that Section
10.1 of the Credit Agreement applies to this Agreement and the transactions-and agreements and documents contemplated thereunder.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                      MILWAUKEE ELECTRIC TOOL CORPORATION
                                      By: /S/JEFFREY A. MERESCHUK
                                      Title: TREASURER
                                      Name Printed: JEFFREY A. MERESCHUK


                                      Attest: /S/KENNETH J. JONES
                                      Title: SECRETARY
                                      Name Printed: KENNETH J. JONES


                                      HELLER FINANCIAL, INC.,
                                      Individually and as Agent


                                      By:
                                      Name Printed:
                                      Title:

                                      BANK OF BOSTON


                                      By:
                                      Name Printed:
                                      Title:

                                      BANK ONE, MILWAUKEE, N.A.

                                      By:
                                      Name Printed:
                                      Title:

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